Exhibit 10.3

COMMERCIAL LEASE AGREEMENT

THIS LEASE (this "Lease") dated this 14th day of March, 2019.

BETWEEN:

Persta Resources Inc (Referred to as the "Landlord") of THE FIRST PART

AND

CannaPharmaRx Inc (Tenant(s) referred to in this Agreement either individually or collectively as the "Tenant") of THE SECOND PART

IN CONSIDERATION OF the Landlord leasing certain premises to the Tenant, the Tenant leasing those premises from the Landlord and the mutual benefits and obligations set forth in this Lease, the receipt and sufficiency of which consideration is hereby acknowledged, the Parties to this Lease (the "Parties") agree as follows:

Intent of Lease

1.	It is the intent of this Lease and agreed to by the parties to this Lease that rent for this lease will be on a gross rent and the landlord will be responsible for all other service and utilities charges related to the premises.

Leased Premises

2.	The Landlord agrees to rent to the Tenant the office space municipally described as follows:

•	Room 36057,	3600	888 3St SW, Calgary, AB. T2P 5C5
•	Room 36059,	3600	888 3St SW, Calgary, AB. T2P 5C5
•	Room 36061,	3600	888 3St SW, Calgary, AB. T2P 5C5

The Premises will be used for only the following permitted use (the "Permitted Use"): The Tenant will use the Premises solely for general office purposes and to comply with applicable laws, bylaws, and regulations relative to the Premises and to the business carried on.

3.	Neither the Premises nor any part of the Premises will be used at any time during the term of this Lease by Tenant for any purpose other than the Permitted Use.

4.	Not Pets or animals are allowed to be kept in or about the Premises or in any common areas in the building containing in the Premises.

5.	The Tenant shall not change locks to the room without prior written permission from the Landlord. If the locks are changed a copy of the key(s) must be provided to the Landlord.

Term and Termination

6.	The term of the Lease commences on l4th day of March, 2019.

7.	Upon 15 days' notice, the Landlord may terminate the tenancy under this Lease if the Tenant has defaulted in the payment of any portion of the Rent when due.

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8.	Upon 15 days' notice, the Landlord may terminate the tenancy under this Lease if the Tenant fails to observe, perform and keep each and every of the covenants, agreements, obligations, conditions and other provisions of the Lease to be observed, performed and kept by the Tenant and the Tenant persists in such default beyond the said 15 days' notice.

9.	The Lease will be terminable upon either party giving thirty (30) days' notice to the other party.

Rent

10.	The tenant shall pay monthly, in advance, with post-dated cheques or cash, to the Landlord. Subject to the provisions of this Lease, the Tenant will pay a gross rent of $2,000.00 dollars CAD per month for Room 36057; $1,000.00 dollars CAD per month for Room 36059; $1,000.00 dollars CAD per month for Room 36061 on or before the first day of each and every month.

11.	In a situation where the corresponding month's rent cheque bounces, the Landlord has the authority to terminate this Tenancy Agreement and an eviction notice will be served.

Use and Occupation

12.	The Tenant will use and occupy the Premises only for the Permitted Use and for no other purpose whatsoever. The Tenant will carry on business under the name of CannaPharmaRx Inc, and will not change such name without the prior written consent of the Landlord, such consent not to be unreasonably withheld.

13.	The Tenant covenants that the Tenant will carry on and conduct its business from time to time carried on upon the Premises in such manner as to comply with all statutes, bylaws, rules and regulations of any federal, provincial, municipal or other competent authority and will not do anything on or in the Premises in contravention of any of them.

14.	In addition, one meeting room (Room 36058) is assigned for the Tenant. The landlord and the Tenant will share public space, such as hallway, kitchen, washroom etc. Further, the Landlord and the Tenant shall not enter the other party's offices to eliminate the risk of becoming a suspect for leaking confidential documents.

Damage/Security Deposit

15.	On execution of this Lease, The Tenant will pay the Landlord a security deposit equal to the amount of $4,000.00 (the "Security Deposit") to be held by the Landlord without interest. Upon execution of this Lease the Security Deposit shall be due immediately. The Landlord will return the Security Deposit to the Tenant at the end of this tenancy, less such deductions as provided in this Lease but no deduction will be made for damage due to reasonable wear and tear.

16.	The Tenant may not use the Security Deposit as payment for the Rent.

17.	Within 30 days after the termination of this tenancy, the Landlord will deliver or mail the Security deposit less any proper deductions or with further demand for payment to CannaPharmaRx Inc, or such other places as the Tenant may advise.

Access Cards Security Deposit

18.	The Landlord will provide the Tenant three (3) access cards for entering the building complex. The Tenant will pay the Landlord with a $150.00 dollars CAD refundable Access cards security deposit. At the end of the term, the Security Keys Deposit will be refunded in full to the Tenant when all of the access cards are returned in the same useable condition as the beginning of the rental term. Any replacements required will be deducted from the $150.00 dollars CAD security deposit.

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Insurance

19.	The Tenant is hereby advised and understands that the personal property of the Tenant is not insured by the Landlord for either damage or loss, and the Landlord assumes no liability for any such loss. The Tenant is advised that, if insurance coverage is desired by the Tenant, the Tenant should inquire of Tenant's insurance agent regarding a Tenant's Policy of Insurance. A copy of the insurance must be provided to the Landlord within 30 days of the start of the Term.

Utilities and Other Costs

20.	The landlord is responsible for the payment of the following utilities and other charges in relation to the Premises: electricity, water, sewer, telephone, Internet and cable.

Governing Law

21.	It is the intention of the Parties to this Lease that the tenancy created by this Lease and the performance under this Lease, and all suits and special proceedings under this Lease, be construed in accordance with and governed, to the exclusion of the law of any other forum, by the laws of the Province of Alberta, without regard to the jurisdiction in which any action or special proceeding may be instituted.

Severability

22.	If there is a conflict between of this Lease and the applicable legislation of the Province of Alberta (the "Act"), the Act will prevail and such provisions of the Lease will be amended or deleted as necessary in order to comply with the Act. Further, any provisions that are required by the Act are incorporated into this Lease.

Assignment and Subletting

23.	The Tenant will not assign this Lease, or sublet or grant any concession or license to use the Premises or any part of the Premises. An assignment, subletting, concession, or license, whether by operations of law or otherwise, will be void and will, at Landlord's option, terminate this Lease.

Care and Use of Premises

24.	The Tenant will, at its sole expense, keep and maintain the Premises and appurtenances in a good and sanitary condition and repair during the Term and any renewal of this Lease.

25.	The tenant will promptly notify the Landlord of any damage, or of any situation that may significantly interfere with the normal use of the Premises.

26.	The Tenant will not engage in any illegal trade or activity on or about the Premises.

27.	The Landlord and Tenant will comply with standards of health, sanitation, fire, housing and safety as required by law.

Hazardous Materials

28.	The tenant will not keep or have on the Premises any articles or things of a dangerous, flammable, or explosive character that might unreasonably increase the danger of fire on the Premises or that might be considered hazardous by any responsible insurance company.

Rules and Regulations

29.	The tenant will obey all rules and regulations posted by the Landlord regarding the use and care of the leased premises.

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By signing below, the Landlord and the Tenant has agreed to all of the terms and conditions outlined in Commercial Lease Agreement.

Landlord: /s/ Irene Ma	Date: March 22, 2019

Per: Ireme Ma, GM

Tenant: /s/ John H. Cassels	Date: March 22, 2019

Per: John H . Cassels, CFO

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